Exhibit 10.31

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (“this Third Amendment”) is dated as of July 27, 2015 (“Effective Date”), by and between ARE-MARYLAND NO. 30, LLC, a Maryland limited liability company, having an address at 385 E. Colorado Blvd., Suite 299, Pasadena, California 91101 (“Landlord”), and GENVEC, INC., a Delaware corporation, having an address at Suite 220N, 910 Clopper Road, Gaithersburg, Maryland 20878 (“Tenant”).

RECITALS

A.           Landlord and Tenant have entered into that certain Lease Agreement (“Original Lease”) dated as of November 15, 2013, as amended by a First Amendment to Lease Agreement dated as of December 19, 2014 (“First Amendment”) and that certain Second Amendment to Lease Agreement dated as of February 11, 2015 (“Second Amendment”; together with the Original Lease and the First Amendment, the “Lease”), between Landlord and Tenant, wherein Landlord leased to Tenant certain premises containing approximately 9,512 rentable square feet (“Original Premises”) located at Suites 220N, 260S, and 2805, 910 Clopper Road, Gaithersburg, Maryland 20878, as more particularly described in the Lease.

B.           Landlord and Tenant desire to amend the Lease, among other things, to lease to Tenant an additional 4,457 rentable square feet on the second floor of the Building as shown on Exhibit A attached hereto located at Suite 215N, 910 Clopper Road, Gaithersburg, Maryland 20878 (“CPJ Expansion Premises”; the Original Premises and the CPJ Expansion Premises are hereinafter collectively referred to as the “Premises”).

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.           Definitions; Recitals. Terms used in this Third Amendment but not otherwise defined shall have the meanings set forth in the Lease. The Recitals form an integral part of this Third Amendment and are hereby incorporated by reference.

2.           CPJ Expansion Premises. The current tenant in the CPJ Expansion Premises is Charles P. Johnson & Associates (“Current Tenant”), and the lease agreement between Landlord and Current Tenant is scheduled to expire on June 30, 2016 unless Current Tenant timely exercises its right to extend the term of its lease as more fully described in Section 5 below (Contingency). If the Current Tenant does not timely exercise its right to extend the term of its lease, the Current Tenant is obligated to vacate the CPJ Expansion Premises by June 30, 2016; provided, however, that Landlord does not guaranty or covenant that the Current Tenant will, in fact, timely vacate the CPJ Expansion Premises by June 30, 2016. Accordingly, on July 1, 2016 or such later date on which Landlord is able to deliver possession of the CPJ Expansion Premises to Tenant free and clear of the tenancy of the Current Tenant (“CPJ Expansion Premises Commencement Date”), (i) the Original Premises shall be expanded to include the CPJ Expansion Premises, and (ii) Exhibit A to this Third Amendment, which depicts the CPJ

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Expansion Premises, supplements Exhibit A to the Lease. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgement of the CPJ Expansion Premises Commencement Date when the same is established in a form substantially similar to the form of “Acknowledgment of Commencement Date” attached hereto as Exhibit B; provided, however, that Tenant’s failure to execute and deliver such acknowledgement shall not affect Landlord’s rights under this Third Amendment. If Landlord fails to deliver timely the CPJ Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Third Amendment and the Lease with respect to the CPJ Expansion Premises shall not be void or voidable; provided, however, that if Landlord has not delivered the CPJ Expansion Premises vacant, free and clear of ail tenancies, and broom clean on or before November 1, 2016, Tenant shall have the right to terminate this Third Amendment by written notice to Landlord no later than November 15, 2016.

a.           Acceptance. Except as set forth in this paragraph: (i) Tenant shall accept the CPJ Expansion Premises in their condition as of the CPJ Expansion Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the CPJ Expansion Premises, and (iii) Tenant’s taking possession of the CPJ Expansion Premises shall be conclusive evidence that Tenant accepts the CPJ Expansion Premises and that the CPJ Expansion Premises were in good condition at the time possession was taken. Notwithstanding the foregoing provisions of this paragraph, Landlord shall, at its expense, deliver the CPJ Expansion Premises to Tenant on the CPJ Expansion Premises Commencement Date in a broom clean condition free and clear of all tenancies.

b.           No Representation or Warranty. Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the CPJ Expansion Premises, and/or the suitability of the CPJ Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the CPJ Expansion Premises are suitable for the Permitted Use. Tenant shall use the CPJ Expansion Premises only for the Permitted Use under the Lease in compliance with the provisions of Section 7 of the Lease.

c.           No Work. Landlord shall have no obligation to perform any work at the Building in connection with Tenant’s occupancy of the CPJ Expansion Premises or obtain any permits, approvals, or entitlements related to Tenant’s specific use of the CPJ Expansion Premises or Tenant’s business operations therein.

d.           Second Base Term Extension. The Base Term of the Lease expires on March 31, 2020. Landlord and Tenant hereby agree that the Base Term of the Lease shall be extended from March 31, 2020 to June 30, 2021 (“Second Base Term Extension”). The Extension Right set forth in Section 39 of the Lease remains in full force and effect with respect to the Second Base Term Extension. For the avoidance of doubt, references to the Base Term in Section 39 of the Lease shall mean and refer to the Base Term as extended pursuant to the Second Base Term Extension.

e.           CPJ Expansion Premises TI Allowance. Effective as of the CPJ Expansion Premises Commencement Date, Landlord shall provide Tenant a tenant improvement

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allowance (“CPJ Expansion Premises TI Allowance”) of up to $44,570, which amount is included in the calculation of Base Rent for the CPJ Expansion Premises. The CPJ Expansion Premises TI Allowance shall be made available by Landlord to Tenant to reimburse Tenant for fixed improvements to the Premises (including carpet and painting) (collectively, the “Renovations”), and disbursed in accordance with the terms of this Section 2.e. No part of the CPJ Expansion Premises TI Allowance shall be used for the purchase of any furniture, fixtures, equipment, or other items of personal property. Tenant shall perform the Renovations in strict accordance with the terms and conditions of the Lease, including, but not limited to, Section 12 (Alterations and Tenant’s Property).

i.            Approval Process. Any architect, engineer, general contractor, and any subcontractor for the Renovations shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Prior to the commencement of the Renovations, Tenant shall provide to Landlord for Landlord’s review and approval, a schematic drawing and outline specifications detailing the Renovations (“Renovation Specifications”), and a detailed breakdown of the costs to be incurred by Tenant and reimbursed from the CPJ Expansion Premises TI Allowance relating to the Renovations (“Budget”). Landlord shall respond to Tenant regarding Landlord’s approval or disapproval of the Renovations Specifications and Budget, within 10 business days after Landlord’s receipt thereof, and in the case of Landlord’s disapproval of the proposed Renovation Specifications and/or Budget, Landlord shall provide Tenant with written objections, questions, or comments. Tenant shall cause the proposed Renovation Specifications and/or Budget to be revised to address such written comments and shall submit the revised Renovation Specifications and/or Budget to Landlord for approval within 10 days thereafter. Such process shall continue until Landlord has approved such Renovation Specifications and Budget, after which approval neither the Renovation Specifications nor the Budget shall be modified without Landlord’s written approval.

ii.          Payment of CPJ Expansion Premises TI Allowance. Landlord shall pay the CPJ Expansion Premises TI Allowance at Tenant’s request to either Tenant’s contractor or to Tenant in not more than 2 requisitions (the final requisition shall be paid after final completion of the Renovations in compliance with the Renovation Specifications) in accordance with the following terms and conditions: (A) at any time before the second anniversary of the CPJ Expansion Premises Commencement Date (“CPJ Expansion Premises TI Allowance Expiration Date”), Tenant shall have the right to provide Landlord with not more than 2 requisitions for reimbursement of the costs incurred by Tenant for the performance of the Renovations, (B) the CPJ Expansion Premises TI Allowance can be used for any Renovations made to the Premises on and after the CPJ Expansion Premises Commencement Date, and (C) Landlord shall have inspected and approved the Renovations. For the purposes hereof, a “requisition” shall mean written documentation, including, but not limited to, invoices from Tenant’s contractor(s) or vendor(s), written lien waivers from Tenant’s contractor(s) and subcontractor(s), and such other documentation as Landlord may reasonably request for the Renovations showing in reasonable detail the costs of the Renovations performed by, or on behalf of, Tenant. Each requisition, which shall be on Landlord’s standard form, shall be accompanied by evidence reasonably satisfactory to Landlord that all of the costs of the Renovations performed to the date of the requisition have been fully paid by Tenant. Landlord

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will not fund Tenant’s requisition: (x) if Tenant is then in Default of any of its obligations under the Lease, (y) if the requisition is received after the CPJ Expansion Premises TI Allowance Expiration Date, or (z) if the requisition is for any amount in excess of the CPJ Expansion Premises T1 Allowance. In no event shall Landlord be responsible for any costs hereunder for Renovations that exceed the CPJ Expansion Premises TI Allowance, it being understood and agreed that Tenant shall be solely responsible for the payment of any costs for Renovations in excess of the CPJ Expansion Premises TI Allowance. If Landlord has not received such requisition before the CPJ Expansion Premises TI Allowance Expiration Date, then Tenant shall be deemed to have forfeited any unpaid portion of the CPJ Expansion Premises TI Allowance.

iii.         Title to Improvements. Title to the Renovations paid for out of the CPJ Expansion Premises TI Allowance shall vest in and remain in the sole name of Landlord and shall not be subject to any liens or encumbrances. On the expiration or earlier termination of the Term for the CPJ Expansion Premises, Tenant shall surrender possession of the Renovations to Landlord. During the Term for the CPJ Expansion Premises, Tenant shall maintain the Renovations in good order, condition, and repair (ordinary wear and tear excepted).

3.           Changes to Defined Terms. Effective as of the CPJ Expansion Premises Commencement Date, the following amendments are hereby made to the definitions contained on page 1 of the Lease in the Basic Lease Provisions.

a.           The defined term “Premises” shall be deleted in its entirety and replaced with the following:

“Premises:	That portion of the Project, containing approximately 13,969 rentable square feet, as determined by Landlord, consisting of (1) approximately 6,489 rentable square feet of space shown on Exhibit A to the Original Lease (“Original Premises”), (ii) approximately 2,290 rentable square feet of space shown as the hatched area on Exhibit A attached to the First Amendment to Lease Agreement dated December 19, 2014 between Landlord and Tenant (“Expansion Premises”), (c) approximately 733 rentable square feet of space outlined on Exhibit A attached to the Second Amendment to Lease Agreement between Landlord and Tenant (“2015 Expansion Premises”), and (d) approximately 4,457 rentable square feet of space outlined on Exhibit A attached to the Third Amendment to Lease Agreement between Landlord and Tenant (“CPJ Expansion Premises”). Gaudreau, Inc., Landlord’s architect, has measured the area of the Premises pursuant to the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.11996). Tenant acknowledges receipt of such measurement and confirms that (a) Tenant has had an opportunity to confirm such measurement with an architect of its selection before the Effective Date (with

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respect to the Original Premises), the Expansion Premises Commencement Date (with respect to the Expansion Premises), the 2015 Expansion Premises Commencement Date (with respect to the 2015 Expansion Premises), and the CPJ Expansion Premises Commencement Date (with respect to the CPJ Expansion Premises), and (b) such measurement shall be conclusive as to the area of the Premises.”

b.           The defined term “Rentable Area of the Premises” shall mean approximately 13,969 rentable square feet.

c.           The defined term “Tenant’s Share of Operating Expenses” shall mean 7.73% (the rentable area of the Building is 180,650 rentable square feet; 13,969/180,650 = 7.73%).

4.           Base Rent for CPJ Expansion Premises. (a) Tenant shall continue to pay Base Rent with respect to the Original Premises, the Expansion Premises, and the 2015 Expansion Premises at the rates set forth in the Lease, and (b) commencing on the CPJ Expansion Premises Commencement Date, Base Rent for the CPJ Expansion Premises shall be payable at the rate of $5,924.10 per month and shall, notwithstanding any contrary provision contained in the Lease, thereafter be increased on each anniversary of the CPJ Expansion Premises Commencement Date by multiplying the Base Rent payable for the CPJ Expansion Premises immediately before such date by the Rent Adjustment Percentage (i.e., 3%) and adding the resulting amount to the Base Rent payable for the CPJ Expansion Premises immediately before such date. Base Rent for the CPJ Expansion Premises, as so adjusted, shall thereafter be due as provided in the Lease.

5.           Contingency. This Third Amendment is contingent (“Contingency”) on Current Tenant not exercising its right to extend the term of its lease by October 1, 2015. If Current Tenant exercises its extension right by October 1, 2015, Landlord shall so notify Tenant and this Third Amendment shall automatically terminate, whereupon neither Landlord nor Tenant shall have any further rights, duties, or obligations under this Third Amendment. If Current Tenant does not exercise its extension right by October 1, 2015, Landlord shall so notify Tenant and this Third Amendment shall remain in full force and effect in accordance with its terms. Within 10 days after written request from Landlord or Tenant, Landlord and Tenant shall execute and deliver a statement in form and substance reasonably acceptable to them confirming that the Contingency has been satisfied. Tenant understands, acknowledges, and agrees that Landlord makes no guaranty, representation, or assurance that Current Tenant will not exercise its extension right by October 1, 2015.

6.           Miscellaneous.

a.           Entire Agreement. This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.           Binding Effect. This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives,

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officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.           Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

d.           Broker. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent, or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Jones Lang LaSalle Brokerage, Inc., as Tenant’s broker (“JLL”). JLL shall be paid pursuant to a separate agreement between Landlord and JLL. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than JLL, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

e.           Ratification; Conflicts. Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Regardless of whether specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

f.            Non-Disclosure of Terms. Tenant acknowledges and agrees that the terms of the Lease are confidential and constitute proprietary information of Landlord. Disclosure of such terms could adversely affect the ability of Landlord and its affiliates to negotiate, manage, and administer other leases and impair Landlord’s relationship with other tenants. Accordingly, as a material inducement for Landlord to enter into this Third Amendment, Tenant, and behalf of itself and its partners, managers, members, officers, directors, employees, agents, and attorneys, agrees that it shall not intentionally and voluntarily disclose the terms and conditions of the Lease to any publication or other media or any tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent or broker, either directly or indirectly.

[SIGNATURES APPEAR ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment under seal as of the day and year first above written.

TENANT:

GENVEC, INC.,
a Delaware corporation

By:	Douglas J. Swirsky	(SEAL)
Its:	President + CEO

LANDLORD:

ARE-MARYLAND NO. 30, LLC,
a Maryland limited liability company

By:	ARE-Maryland No. 29, LLC,

a Delaware limited liability company, as its sole member

By:	Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership, as its sole member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	/s Jennifer Banks	(SEAL)

Name:	Jennifer Banks

Title:	EVP, General Counsel

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EXHIBIT A (SUPPLEMENTS EXHIBIT A TO ORIGINAL LEASE)
CPJ Expansion Premises

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EXHIBIT B

ACKNOWLEDGMENT OF CPJ EXPANSION PREMISES COMMENCEMENT DATE

This ACKNOWLEDGMENT OF CPJ EXPANSION PREMISES COMMENCEMENT DATE is made as of this ____ day of ____________, 2016, between ARE-MARYLAND NO. 30, LLC, a Maryland limited liability company (“Landlord”), and GENVEC, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Third Amendment to Lease Agreement dated as of July _____, 2015 (“Third Amendment”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Third Amendment.

Landlord and Tenant hereby acknowledge and agree that the CPJ Expansion Premises Commencement Date is _______________, 2016 and the expiration date of the Base Term of the Lease shall be midnight on June 30, 2021. In case of a conflict between the terms of the Third Amendment and the terms of this Acknowledgement of CPJ Expansion Premises Commencement Date, this Acknowledgement of CPJ Expansion Premises Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF CPJ EXPANSION PREMISES COMMENCEMENT DATE under seal to be effective on the date first above written.

TENANT:

GENVEC, INC.,
a Delaware corporation

By:	(SEAL)
Its:

LANDLORD:

ARE-MARYLAND NO. 30, LLC,
a Maryland limited liability company

By:	ARE-Maryland No. 29, LLC,

a Delaware limited liability company, as its sole member

By:	Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership, as its sole member

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By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	(SEAL)

Name:

Title:

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